[LETTERHEAD OF McKONLY & ASBURY]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form SB-2 and on Form AC of our report dated February 5, 1999 relating to the financial statements of Mechanics Savings and Loan, FSA and Subsidiary and to the references to our Firm under the term "Experts", and elsewhere in the Prospectus.



                                         /s/ McKonly & Asbury LLP
                                         ---------------------------------------


Harrisburg, Pennsylvania
March 11, 1999